EXHIBIT 3.1


                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          BIO-RAD LABORATORIES, INC.
                           (a Delaware Corporation)

        The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on March 10, 1975 and a restated Certificate of Incorporation was filed on April 25, 1989. The following Restated Certificate of Incorporation (the Restated Certificate) has been duly adopted by the Board of Directors and the Stockholders pursuant to Sections 242 and 245 of the Delaware General Corporation Law.

        1. The name of the corporation is BIO-RAD LABORATORIES, INC.

        2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is:

      Specifically, to engage in the research, development, manufacture and marketing of chemicals, chemical compounds and products and related instruments and apparatus.

      Generally to conduct and carry on the business of manufacturing, selling and distributing chemicals, chemical preparations, compounds, and materials of every kind and description and all instruments, apparatus, articles and products related thereto; and to purchase, manufacture, produce, refine, mine or otherwise acquire, invest in, own, hold, use, mortgage, pledge,sell, assign, transfer, or otherwise dispose of, trade and deal in and with, any and all kinds of chemicals and source materials, ingredients, mixtures, derivatives, and compounds thereof, and any and all kinds of products of which any of the foregoing constitutes an ingredient or in the production of which any of the foregoing is used, including, without limitation, industrial chemicals of all kinds.

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. (a)The total number of shares of all classes of stock which the corporation shall be authorized to issue is 77,500,000 shares, divided into three classes of shares of stock as follows: 50,000,000 shares of Class A Common Stock, par value $0.0001 per share (Class A Common), 20,000,000 shares of Class B Common Stock, par value $0.0001 per share (Class B Common), and 7,500,000 shares of Preferred Stock, par value $0.0001 per share (Preferred Stock).

          (b) Except as set forth in this Article 4.(b), the Class A Common shares and Class B Common shares shall be identical in all respects and shall have equal rights and privileges.

               A. Dividends.

                (1) Subject to paragraph (2) of this paragraph A, whenever a dividend is paid to holders of Class B Common shares, the corporation shall also pay to holders of Class A Common shares a dividend at least equal in amount per share. The corporation may pay dividends to holders of Class A Common shares in excess of dividends paid, or without paying dividends, to holders of Class B Common shares.

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                (2)  If at any time a dividend is to be paid in Class B Common shares or Class A Common shares (a Stock Dividend), such Stock Dividend may be declared and paid only as follows:

                    (i)So long as no Class A Common shares have been issued or are outstanding, Class A Common shares may be paid to holders of Class B Common shares; or

                    (ii) Class A Common shares may be paid to holders of Class A Common shares and Class B Common shares may be paid to holders of Class B Common shares.

   Whenever a Stock Dividend is paid, the same number of shares shall be paid in respect of each outstanding Class A or Class B Common share. The corporation shall not combine or subdivide shares of either of such classes without at the same time making a proportionate combination or subdivision of shares of the other of such classes.

               B. Voting. The holders of Class B Common shares shall have exclusive voting power except as may be provided to holders of the Preferred shares pursuant to Article 4.(c) of this Restated Certificate and except as follows:

                (1) With respect to the election of directors, the holders of Class A Common shares voting as a separate class shall be entitled to elect that number of directors which constitutes twenty-five percent of the authorized number of members of the Board of Directors and, if such twenty-five percent is not a whole number, then the holders of Class A Common shares shall be entitled to elect the nearest higher whole number of directors that is at least twenty-five percent of such membership. Holders of Class B Common shares voting as a separate class, subject to voting rights that may be granted to holders of Preferred shares pursuant to
   Article 4.(c) of this Restated Certificate shall be entitled to elect the remaining directors. Unless, and to the extent that, the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

                (2) The holders of Class A Common shares shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class A Common shares and the holders of Class B Common shares (subject to voting rights of Preferred shares granted pursuant to Article 4.(c) of this Restated Certificate) shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class B Common shares; provided that any director may be removed for cause by vote of the holders of the Class A and Class B Common shares voting as a single class, in which event the holders of Class A Common shares shall have one-tenth vote per share and the holders of Class B Common shares shall have one vote per share.

               (3) The holders of the Class A Common shares and the holders of the Class B Common shares shall be entitled to vote as separate classes on such other matters as may be required by law or this Restated Certificate to be submitted to such holders voting as separate classes.

               (4) The holders of Class A and Class B Common shares shall in all matters not specified in paragraph (1), (2) or (3) of this paragraph B vote together as a single class (subject to voting rights that may be granted to any holders of Preferred shares pursuant to Article 4.(c) of this Restated Certificate); provided that the holders of Class A Common shares shall have one-tenth of a vote for each share and the holders of Class B Common shares shall have one vote for each share.

               (5) Any vacancy in the office of a director elected by the holders of the Class A Common shares may be filled by a vote of such holders voting as a separate class and any vacancy in the office of a director elected by the holders of the Class B Common shares may be filled by a vote of such holders voting as a separate class (subject to voting rights of the Preferred shares granted pursuant to Article 4.(c) of this Restated

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   Certificate)  and, in the absence of a stockholder vote, in the case of a vacancy in the office of a director elected by either class, such vacancy may be filled by the remaining directors as provided in the by-laws. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of the stockholders and until his or her successor has been chosen and has qualified. If permitted by the by-laws, the Board of Directors may increase the number of directors, and any newly created directorships so created may be filled by the Board of Directors; provided that, so long as the holders of Class A Common shares have the rights provided in paragraphs B.(1) and B.(5) of this Article 4.(b) in respect of the next previous annual meeting of stockholders, the Board of Directors may be so enlarged by the Board of Directors only to the extent that at least twenty-five percent of the enlarged Board consists of directors elected (a) by the holders of the Class A Common shares, (b) by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Class A Common shares,
   (c) by directors elected by the holders of the Class A Common shares, or
   (d) by persons elected to fill newly created directorships in the manner provided by clauses (a), (b) or (c) above.


                (6) The Class A Common shares will not have the rights to elect directors set forth in paragraphs B.(1) and B.(5) of this Article 4.(b) if, on the record date for any stockholder meeting at which directors are to be elected, the number of issued and outstanding Class A Common shares is less than ten percent of the aggregate number of issued and outstanding Class A Common shares and Class B Common shares. In such case, all directors to be elected at such meeting shall be elected by holders of Class A Common shares and Class B Common shares voting together as a single class (subject to voting rights that may be granted to any holders of Preferred shares pursuant to Article 4.(c) of this Restated Certificate); provided that, with respect to said election, the holders of Class A Common shares hall have one-tenth of a vote for each share and the holders of Class B Common shares shall have one vote for each share.

                (7) Notwithstanding anything in this paragraph B to the contrary,the holders of Class A Common shares shall have exclusive voting power on all matters, except as may be provided to holders of the Preferred shares pursuant to Article 4.(c) of this Restated Certificate, at any time when no Class B Common shares are issued and outstanding.

               C. Conversion. Each holder of record of Class B Common shares may at any time or from time to time, in such holders sole discretion and at such holders option, convert any whole number or all of such holders Class B Common shares into fully paid and non-assessable Class A Common shares at the rate (subject to adjustment as hereinafter provided) of one Class A Common share for each Class B Common share surrendered for conversion. Any such conversion may be effected by any holder of Class B Common shares surrendering such holders certificate or certificates for the Class B Common shares to be converted, duly endorsed, at the office of the corporation or any transfer agent for the Class B Common shares, together with a written notice to the corporation at such office that such holder elects to convert all or a specified number of Class B Common shares and stating the name or names in which such holder desires the certificate or certificates for such Class A Common shares to be issued. Promptly thereafter, the corporation shall issue and deliver to such holder or such holders nominee or nominees, a certificate or certificates for the number of Class A Common shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and the person or persons entitled to receive the Class A Common shares issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common shares on that date.

      The number of Class A Common shares into which the Class B Common shares may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of the stock of the corporation, consolidation or merger of the corporation with or into another corporation or sale or conveyance of all or substantially all of the assets of the corporation to another corporation or other entity or person. Each Class B Common share shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of Class A Common shares into which each Class B Common share is convertible immediately prior to such reorganization, reclassification, consolidation, merger, sale or

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   conveyance.  In any such case, appropriate adjustments shall be made by the
   Board of Directors of the corporation in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class B Common shares, to the end that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Class B Common shares.

       No fraction of a Class A Common share shall be issued on conversion of any Class B Common share but, in lieu thereof, the corporation shall pay in cash therefor the pro rata fair market value of any such fraction. Such fair market value shall be based, in the case of publicly traded securities, on the last sale price for such securities on the business day next prior to the date such fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Class A Common shares are traded or, if the Class A Common shares are not then listed on any national securities exchange, the average of the closing bid and asked prices for that day quoted by the NASDAQ System) or, in the case of other property, the fair market value on such day determined by a qualified independent appraiser expert in evaluating such property and appointed by the Board of Directors of the corporation. Any such determination of fair market value shall be final and binding on the corporation and on each holder of Class B Common shares or Class A Common shares.

       The corporation shall at all times reserve and keep available out of the authorized and unissued Class A Common shares, solely for the purpose of effecting the conversion of the outstanding Class B Common shares, such number of Class A Common shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common shares and if, at any time, the number of authorized and unissued Class A Common shares shall not be sufficient to effect conversion of the then outstanding Class B Common shares, the corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued Class A Common shares to such number as shall be sufficient for such purposes.

          (c) The Preferred shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of such Preferred shares, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences of any wholly unissued series of Preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        5. The corporation is to have perpetual existence.

        6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        7. A director of the corporation shall not be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 7 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation

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

   shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of any provision of this Article 7 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        8. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.


       IN WITNESS WHEREOF, the undersigned have executed this certificate as of February 5, 2002.

                               /s/David Schwartz, President




                               /s/Sanford S. Wadler, Secretary


   The undersigned, the President and Secretary of Bio-Rad Laboratories, Inc., a Delaware corporation, declare under penalty of perjury that the matters set out in the foregoing Restated Certificate of Incorporation are true of their own knowledge.



                               /s/David Schwartz, President




                               /s/Sanford S. Wadler, Secretary








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